Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Warren Kneeshaw
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com
Qualcomm Announces Second Quarter Fiscal 2010 Results
Revenues $2.7 Billion, EPS $0.46
Pro Forma EPS $0.59
Raises Fiscal 2010 Earnings Guidance
SAN DIEGO — April 21, 2010 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the second quarter of fiscal 2010 ended March 28, 2010.
“We delivered strong financial results this quarter, driven by healthy 3G device shipments and greater than expected demand for our chipsets. 3G subscribers have now surpassed 1 billion worldwide and with the 3G auction process underway in India, the 3G footprint continues to expand globally,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “Calendar year 2010 3G device shipments are progressing in line with our expectations, and although we’re continuing to operate in a competitive chipset pricing environment, we’re positioned to continue to grow share through new partner engagements and our broad, industry-leading 3G chipset roadmap. Our business is executing well and we are pleased to be raising our earnings guidance for the fiscal year.”
Second Quarter Results (GAAP)
•	Revenues: $2.66 billion, compared to $2.46 billion in the prior year and $2.67 billion in the prior quarter.

•	Operating income: $776 million, compared to an operating loss of $10 million in the prior year* and operating income of $879 million in the prior quarter.

•	Net income: $774 million, compared to a net loss of $289 million in the prior year* and net income of $841 million in the prior quarter.

•	Diluted earnings per share: $0.46, compared to a diluted loss per share of $0.18 in the prior year* and diluted earnings per share of $0.50 in the prior quarter.

•	Effective tax rate: 20 percent for the quarter.

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 2 of 19
•	Operating cash flow: $793 million, down 37 percent year-over-year; 30 percent of revenues.

•	Return of capital to stockholders: $1.99 billion, including $279 million, or $0.17 per share, of cash dividends paid, and $1.71 billion to repurchase 43.9 million shares of our common stock.

*	The second quarter of fiscal 2009 results reflected a $748 million litigation settlement charge related to a settlement and patent agreement with Broadcom Corporation.
Pro Forma Second Quarter Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain tax items that are not related to the current year and acquired in-process research and development (R&D) expense.
•	Revenues: $2.66 billion, compared to $2.45 billion in the prior year and $2.67 billion in the prior quarter.

•	Operating income: $1.07 billion, compared to $214 million in the prior year* and $1.13 billion in the prior quarter.

•	Net income: $989 million, compared to a net loss of $46 million in the prior year* and net income of $1.04 billion in the prior quarter.

•	Diluted earnings per share: $0.59, compared to a diluted loss per share of $0.03 in the prior year* and diluted earnings per share of $0.62 in the prior quarter. The current quarter excludes $0.05 loss per share attributable to the QSI segment, $0.06 loss per share attributable to certain share-based compensation and $0.02 loss per share attributable to certain tax items.

•	Effective tax rate: 21 percent for the quarter.

•	Free cash flow: $823 million, down 29 percent year-over-year; 31 percent of revenues (defined as net cash from operating activities less capital expenditures).

*	The second quarter of fiscal 2009 results reflected a $748 million litigation settlement charge related to a settlement and patent agreement with Broadcom Corporation.
Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and pro forma results are included at the end of this news release. Prior period reconciliations are presented on Qualcomm’s Investor Relations web page at www.qualcomm.com.

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 3 of 19
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $18.2 billion at the end of the second quarter of fiscal 2010, compared to $18.9 billion at the end of the first quarter of fiscal 2010 and $14.0 billion a year ago. On April 8, 2010, we announced a cash dividend of $0.19 per share payable on June 25, 2010 to stockholders of record as of May 28, 2010.
Research and Development

($ in millions)	Pro Forma	Share-Based Compensation	In-Process R&D	QSI	GAAP

Second quarter fiscal 2010	$547	$75	$3	$23	$648
As a % of revenues	21%			N/M	24%
Second quarter fiscal 2009	$506	$68	$6	$24	$604
As a % of revenues	21%			N/M	25%
Year-over-year change ($)	8%	10%	N/M	(4%)	7%

N/M — Not Meaningful
Pro forma R&D expenses increased 8 percent year-over-year, primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services. QSI R&D expenses were primarily related to our FLO TV™ subsidiary.
Selling, General and Administrative

($ in millions)	Pro Forma	Share-Based Compensation	QSI	GAAP
Second quarter fiscal 2010	$305	$69	$56	$430
As a % of revenues	11%		N/M	16%
Second quarter fiscal 2009	$289	$62	$24	$375
As a % of revenues	12%		N/M	15%
Year-over-year change ($)	6%	11%	133%	15%
Pro forma selling, general and administrative (SG&A) expenses increased 6 percent year-over-year, primarily due to an increase in patent-related costs. QSI SG&A expenses increased 133 percent year-over-year, primarily due to an increase in selling and marketing expenses related to FLO TV.

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 4 of 19
Effective Income Tax Rate
Our fiscal 2010 effective income tax rates are estimated to be approximately 21 percent for GAAP and approximately 21 to 22 percent for pro forma. Our estimate of the fiscal 2010 GAAP effective tax rate includes tax expense of approximately $130 million that arises because deferred revenue related to the 2008 license and settlement agreements with Nokia is taxable in fiscal 2010, but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower as a result of California tax legislation enacted in 2009. This tax expense was excluded from our pro forma results to provide a clearer understanding of our ongoing tax rate and after tax earnings.
Qualcomm Strategic Initiatives
The QSI segment is composed of our strategic investments, including FLO TV. GAAP results for the second quarter of fiscal 2010 included a $0.05 diluted loss per share for the QSI segment. The second quarter of fiscal 2010 QSI results included $134 million in operating expenses, primarily related to FLO TV.
Business Outlook and Description of Changes to QTL Metrics
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.
As a result of our analysis of information recently received from licensee audits and public disclosures concerning licensee market share, unit shipments and average selling prices (ASPs) as well as our evaluation of the evolving CDMA-based device industry (particularly the growth of the modem card/module device segment), we have adjusted some of the underlying assumptions used to estimate licensee unit shipments and ASPs, which we believe will improve our estimates. Also, beginning with this earnings release, we will provide investors with the total subscriber device sales reported to us by subscriber licensees during the relevant period, without adjustment for the differences in how licensees report sales information (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees do not). We believe the changes referenced

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 5 of 19
above will continue to help investors understand important trends in our licensing business. We plan to discuss these changes in greater detail on our earnings call beginning at 1:45pm Pacific Time today.
For comparative purposes only, we are providing a table herein entitled “Changes to QTL Metrics” to show for fiscal 2009 and for the first quarter of fiscal 2010: 1) total reported subscriber device sales; 2) our prior ASP estimates and subscriber device shipment estimates; and 3) ASP estimates and subscriber device shipment estimates applying our adjusted estimation assumptions.
Our outlook does not include provisions for the consequences of injunctions, damages or fines related to any pending legal matters unless awarded or imposed by a court, governmental entity or other regulatory body. In addition, due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. While we do not forecast impairments, we have temporary unrealized losses on marketable securities that could be recognized as other-than-temporary losses in future periods if financial conditions affecting those securities do not improve. Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially from the business outlook if we incur any such income or expense items.
The following table summarizes GAAP and pro forma guidance based on the current business outlook. The pro forma business outlook presented below is consistent with the presentation of pro forma results elsewhere herein.

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 6 of 19
The following estimates are approximations and are based on the current business outlook:
Qualcomm’s Business Outlook Summary
THIRD FISCAL QUARTER

Current Guidance
Q3 FY10 Estimates
Pro Forma
Revenues	$2.50B - $2.70B
Year-over-year change	decrease 2% - 9%
Diluted earnings per share (EPS)	$0.51 - $0.55
Year-over-year change	decrease 6% - increase 2%
GAAP
Revenues	$2.50B - $2.70B
Year-over-year change	decrease 2% - 9%
Diluted EPS	$0.40 - $0.44
Year-over-year change	decrease 9% - even
Diluted EPS attributable to QSI	($0.02)
Diluted EPS attributable to share-based compensation	($0.07)
Diluted EPS attributable to certain tax items (1)	($0.02)
Metrics
MSM shipments	approx. 97M - 102M
Year-over-year change	increase 3% - 9%
Total reported device sales (2)	$24.0B - $26.0B*
Year-over-year change	increase 13% - 23%
*Est. sales in March quarter, reported in June quarter
FISCAL YEAR

Current Guidance
FY 2010 Estimates
Pro Forma
Revenues	$10.40B - $11.00B
Year-over-year change	even - increase 6%
Diluted EPS	$2.21 - $2.32
Year-over-year change	increase 69% - 77%
GAAP
Revenues	$10.40B - $11.00B
Year-over-year change	even - increase 6%
Diluted EPS	$1.71 - $1.82
Year-over-year change	increase 80% - 92%
Diluted EPS attributable to QSI	($0.15)
Diluted EPS attributable to share-based compensation	($0.27)
Diluted EPS attributable to certain tax items (1)	($0.08)
Metrics
Est. fiscal year* CDMA-based device average selling price range (2)	approx. $182 - $188
*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (2)

Current Guidance
Calendar 2010
Estimates
Est. CDMA-based device shipments
March quarter	not provided
June quarter	not provided
September quarter	not provided
December quarter	not provided
Est. Calendar year range (approx.)	600M - 650M
Midpoint
Est. total CDMA-based units	approx. 625M
Est. CDMA units	approx. 236M
Est. WCDMA units	approx. 389M

(1)	The estimate of our fiscal 2010 GAAP effective tax rate includes tax expense of approximately $130 million that arises because deferred revenue related to the 2008 license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when our state tax rate will be lower as a result of California tax legislation enacted in 2009.

(2)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period. As with our prior estimates of CDMA-based device ASPs and unit shipments, the reported quarterly estimated ranges of ASPs and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time.

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 7 of 19
Changes to QTL Metrics

	Fiscal 2009					Fiscal 2010
	Q1	Q2	Q3	Q4	FY09	Q1

Total reported device sales (in billions)(1)	$26.6	$25.8	$21.2	$24.9	$98.5	$24.5
Est. CDMA-based device ASP, previously reported(2)	$212	$201	$191	$196	$200	$184
Adjustment	2	5	5	7	5	8

Midpoint(3) of est. CDMA-based device ASP range(2) (applying adjusted assumptions)	$214	$206	$196	$203	$205	$192
Est. CDMA-based device ASP range (applying adjusted assumptions)(2)	$211-$217	$203-$209	$193-$199	$200-$206	$202-$208	$189-$195

Est. CDMA-based device shipments, previously reported (2)	125	128	111	127	492	133
Adjustment	(1)	(3)	(3)	(5)	(12)	(5)

Midpoint(3) of est. CDMA-based device shipments range(2) (applying adjusted assumptions)	124	125	108	122	480	128
Est. CDMA-based device shipments range (applying adjusted assumptions)(2)	122-126	123-127	106-110	120-124	472-488	126-130

(1)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period. Not all licensees report sales the same (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time.

(2)	As with our prior estimates of CDMA-based device ASPs and unit shipments, the reported quarterly estimated ranges of ASPs and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report selling prices and/or unit shipments the same (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time.

(3)	The midpoints of the estimated ASP and device shipment ranges for the relevant periods are identified for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.
Note : Fiscal year device shipments by licensees occur in the September to June quarters and are reported to Qualcomm in the December to September fiscal quarters, one quarter in arrears.
Sums may not equal total due to rounding.

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 8 of 19
Results of Business Segments (in millions, except per share data):

				Pro Forma	Pro	Share-Based		In-
				Reconciling	Forma	Compensation	Tax Items	Process
SEGMENTS	QCT	QTL	QWI	Items (1)(5)	(5)	(2)	(3)	R&D	QSI (4)	GAAP (5)
Q2 – FISCAL 2010
Revenues	$1,537	$974	$152	($2)	$2,661	$—	$—	$—	$2	$2,663
Change from prior year	17%	2%	(14%)	N/M	9%				(75%)	8%
Change from prior quarter	(4%)	6%	7%	N/M	(0%)				0%	(0%)
Operating income (loss)					$1,065	($154)	$—	($3)	($132)	$776
Change from prior year					398%	(10%)		N/M	(69%)	N/M
Change from prior quarter					(6%)	(2%)		N/A	(27%)	(12%)
EBT	$344	$821	($1)	$94	$1,258	($154)	$—	($3)	($136)	$965
Change from prior year	59%	(2%)	N/M	N/M	N/M	(10%)		N/M	(33%)	N/M
Change from prior quarter	(19%)	6%	N/M	N/M	(4%)	(2%)		N/A	(27%)	(8%)
EBT as a % of revenues	22%	84%	(1%)	N/M	47%	N/M		N/M	N/M	36%
Net income (loss)					$989	($98)	($33)	($3)	($81)	$774
Change from prior year					N/M	32%	N/M	N/M	(45%)	N/M
Change from prior quarter					(5%)	14%	N/M	N/A	(50%)	(8%)
Diluted EPS					$0.59	($0.06)	($0.02)	$—	($0.05)	$0.46
Change from prior year					N/M	33%	N/M	N/M	(67%)	N/M
Change from prior quarter					(5%)	14%	N/M	N/A	(67%)	(8%)
Diluted shares used					1,678	1,678	1,678	1,678	1,678	1,678
Q1 – FISCAL 2010
Revenues	$1,608	$917	$142	$1	$2,668	$—	$—	$—	$2	$2,670
Operating income (loss)					1,134	(151)	—	—	(104)	879
EBT	425	772	9	104	1,310	(151)	—	—	(107)	1,052
Net income (loss)					1,041	(114)	(32)	—	(54)	841
Diluted EPS					$0.62	($0.07)	($0.02)	$—	($0.03)	$0.50
Diluted shares used					1,691	1,691	1,691	1,691	1,691	1,691
Q2 – FISCAL 2009
Revenues	$1,316	$954	$176	$1	$2,447	$—	$—	$—	$8	$2,455
Operating income (loss)					214	(140)	—	(6)	(78)	(10)
EBT	217	839	25	(934)	147	(140)	—	(6)	(102)	(101)
Net loss					(46)	(145)	(36)	(6)	(56)	(289)
Diluted EPS					($0.03)	($0.09)	($0.02)	$—	($0.03)	($0.18)
Diluted shares used					1,651	1,651	1,651	1,651	1,651	1,651
Q3 – FISCAL 2009
Revenues	$1,786	$807	$148	$3	$2,744	$—	$—	$—	$9	$2,753
Operating income (loss)					1,122	(151)	—	—	(77)	894
EBT	548	663	(3)	(7)	1,201	(151)	—	—	(66)	984
Net income (loss)					903	(127)	—	—	(39)	737
Diluted EPS					$0.54	($0.08)	$—	$—	($0.02)	$0.44
Diluted shares used					1,675	1,675	1,675	1,675	1,675	1,675
6 MONTHS — FISCAL 2010
Revenues	$3,144	$1,891	$294	$0	$5,329	$—	$—	$—	$4	$5,333
Change from prior year	19%	(4%)	(15%)	N/M	7%				(69%)	7%
Operating income (loss)					$2,198	($304)	$—	($3)	($236)	$1,655
Change from prior year					83%	(7%)			(36%)	125%
EBT	$769	$1,594	$8	$195	$2,566	($304)	$—	($3)	($243)	$2,016
Change from prior year	100%	(7%)	(71%)	N/M	205%	(7%)		N/M	(22%)	476%
Net income (loss)					$2,030	($211)	($65)	($3)	($136)	$1,615
Change from prior year					330%	13%	N/M	N/M	(1%)	N/M
Diluted EPS					$1.21	($0.13)	($0.04)	$—	($0.08)	$0.96
Change from prior year					332%	13%	N/M	N/M	0%	N/M
Diluted shares used					1,685	1,685	1,685	1,685	1,685	1,685
6 MONTHS — FISCAL 2009
Revenues	$2,650	$1,961	$346	$2	$4,959	$—	$—	$—	$13	$4,972
Operating income (loss)					1,200	(285)	—	(6)	(174)	735
EBT	385	1,713	28	(1,285)	841	(285)	—	(6)	(200)	350
Net income (loss)					472	(243)	(36)	(6)	(135)	52
Diluted EPS					$0.28	($0.15)	($0.02)	$—	($0.08)	$0.03
Diluted shares used					1,665	1,665	1,665	1,665	1,665	1,665
FISCAL YEAR 2009
Revenues	$6,135	$3,605	$641	$6	$10,387	$—	$—	$—	$29	$10,416
Operating income (loss)					3,153	(584)	—	(6)	(337)	2,226
EBT	1,441	3,068	20	(1,502)	3,027	(584)	—	(6)	(361)	2,076
Net income (loss)					2,187	(455)	118	(6)	(252)	1,592
Diluted EPS					$1.31	($0.27)	$0.07	$—	($0.15)	$0.95
Diluted shares used					1,673	1,673	1,673	1,673	1,673	1,673

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 9 of 19

(1)	Pro forma reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Pro forma reconciling items related to earnings before taxes consist primarily of certain investment income or losses, research and development expenses, sales and marketing expenses and other operating expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(3)	During the first and second quarters of fiscal 2010, the Company recorded $32 million and $33 million in state tax expense, respectively, or $0.02 diluted loss per share for each quarter, that arises because deferred revenue related to the license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower.

(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.

(5)	Fiscal 2009 results included a $783 million charge related to a litigation settlement and patent agreement with Broadcom Corporation, including $748 million recorded in the second quarter of fiscal 2009 and $35 million recorded in the fourth quarter of 2009. The fourth quarter of fiscal 2009 results also included a $230 million charge related to a fine that had been announced by the Korea Fair Trade Commission.
N/M — Not Meaningful
Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s second quarter fiscal 2010 earnings conference call will be broadcast live on April 21, 2010 beginning at 1:45 p.m. Pacific Time (PT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information and will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on April 21, 2010, beginning at approximately 5:30 p.m. PT through May 21, 2010 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 5349272. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at: http://investor.qualcomm.com/results.cfm
Qualcomm Incorporated (Nasdaq: QCOM) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P 100

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 10 of 19
Index, the S&P 500 Index and is a 2010 FORTUNE 500® company. For more information, please visit www.qualcomm.com
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QSI segment, certain share-based compensation, certain tax items and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Moreover, it is generally not an expense that requires or will require cash payment by the Company. Further, share-based compensation related to stock options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items that were recorded in reported earnings in each

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 11 of 19
fiscal year presented, but were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing pro forma tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and pro forma results are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment and adoption of, and demand for, our technologies in wireless networks and of wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA, TD-SCDMA and OFDMA both domestically and internationally; the uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and the value of our marketable securities; attacks on our business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 12 of 19
these proceedings; our dependence on major customers and licensees; our dependence on third-party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the FLO TV network and FLO™ technology; the development and commercial acceptance of the mirasol® display technology; foreign currency fluctuations; strategic investments and transactions we have or may pursue; as well as the other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the year ended September 27, 2009 and most recent Form 10-Q. The Company undertakes no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
###
Qualcomm is a registered trademark of Qualcomm Incorporated. FLO TV and FLO are trademarks of Qualcomm Incorporated. mirasol is a registered trademark of Qualcomm MEMS Technologies, Inc. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 13 of 19
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 28, 2010
			Share-Based		In-Process
	Pro Forma		Compensation	Tax Items	R&D	QSI	GAAP
Revenues:
Equipment and services	$1,593		$—	$—	$—	$2	$1,595
Licensing and royalty fees	1,068		—	—	—	—	1,068

Total revenues	2,661		—	—	—	2	2,663

Operating expenses:
Cost of equipment and services revenues	744		10	—	—	55	809
Research and development	547		75	—	3	23	648
Selling, general and administrative	305		69	—	—	56	430

Total operating expenses	1,596		154	—	3	134	1,887

Operating income (loss)	1,065		(154)	—	(3)	(132)	776

Investment income (loss), net	193	(a)	—	—	—	(4) (b)	189

Income (loss) before income taxes	1,258		(154)	—	(3)	(136)	965
Income tax (expense) benefit	(269)	(c)	56	(33) (e)	—	55 (d)	(191) (c)

Net income (loss)	$989		$(98)	$(33)	$(3)	$(81)	$774

Earnings (loss) per common share:
Diluted	$0.59		$(0.06)	$(0.02)	$(0.00)	$(0.05)	$0.46

Shares used in per share calculations:
Diluted	1,678		1,678	1,678	1,678	1,678	1,678

Supplemental Financial Data:
Operating Cash Flow	$908		$(18) (g)	$—	$—	$(97)	$793
Operating Cash Flow as a % of Revenues	34%					N/M	30%
Free Cash Flow (f)	$823		$(18) (g)	$—	$—	$(120)	$685
Free Cash Flow as a % of Revenues	31%					N/M	26%

(a)	Included $129 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, $80 million in net realized gains on investments and $3 million in gains on derivatives, partially offset by $15 million in other-than-temporary losses on investments and $4 million in interest expense.

(b)	Included $3 million in interest expense and $1 million in other-than-temporary losses on investments.

(c)	The second quarter of fiscal 2010 effective tax rates were 20% for GAAP and 21% for pro forma.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.

(e)	During the second quarter of fiscal 2010, the Company recorded a $33 million state tax expense, or $0.02 diluted loss per share, that arises because deferred revenue related to the license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower.

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the three months ended March 28, 2010, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 14 of 19
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Six Months Ended March 28, 2010
			Share-Based		In-Process
	Pro Forma		Compensation	Tax Items	R&D	QSI	GAAP
Revenues:
Equipment and services	$3,253		$—	$—	$—	$4	$3,257
Licensing and royalty fees	2,076		—	—	—	—	2,076

Total revenues	5,329		—	—	—	4	5,333

Operating expenses:
Cost of equipment and services revenues	1,502		21	—	—	101	1,624
Research and development	1,049		147	—	3	45	1,244
Selling, general and administrative	580		136	—	—	94	810

Total operating expenses	3,131		304	—	3	240	3,678

Operating income (loss)	2,198		(304)	—	(3)	(236)	1,655

Investment income (loss), net	368	(a)	—	—	—	(7) (b)	361

Income (loss) before income taxes	2,566		(304)	—	(3)	(243)	2,016

Income tax (expense) benefit	(536)	(c)	93	(65) (e)	—	107 (d)	(401) (c)

Net income (loss)	$2,030		$(211)	$(65)	$(3)	$(136)	$1,615

Earnings (loss) per common share:
Diluted	$1.21		$(0.13)	$(0.04)	$(0.00)	$(0.08)	$0.96

Shares used in per share calculations:
Diluted	1,685		1,685	1,685	1,685	1,685	1,685

Supplemental Financial Data:
Operating cash flow	$2,246		$(31) (g)	$—	$—	$(183)	$2,032
Operating cash flow as a % of revenues	42%					N/M	38%
Free cash flow (f)	$2,094		$(31) (g)	$—	$—	$(227)	$1,836
Free cash flow as a % of revenues	39%					N/M	34%

(a)	Included $274 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, and $171 million in net realized gains on investments, partially offset by $66 million in other-than-temporary losses on investments, $10 million in interest expense and $1 million in losses on derivatives.

(b)	Included $7 million in other-than-temporary losses on investments, $6 million in interest expense and $5 million in equity in losses of investees, partially offset by $11 million in net realized gains on investments.

(c)	The first six months of fiscal 2010 effective tax rates were 20% for GAAP and 21% for pro forma.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.

(e)	During the first six months of fiscal 2010, the Company recorded a $65 million state tax expense, or $0.04 diluted loss per share, that arises because deferred revenue related to the license and settlement agreements with Nokia is taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate will be lower.

(f)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the six months ended March 28, 2010, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 15 of 19
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended March 28, 2010
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP
Net cash provided (used) by operating activities	$908	$(18	)(a)	$—	$—	$(97)	$793
Less: capital expenditures	(85)	—		—	—	(23)	(108)

Free cash flow	$823	$(18)		$—	$—	$(120)	$685

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$1	$—		$—	$—	$(1)	$—
Cash transfers to QSI (2)	(130)	—		—	—	130	—

Net cash transfers	$(129)	$—		$—	$—	$129	$—

	Six Months Ended March 28, 2010
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP
Net cash provided (used) by operating activities	$2,246	$(31	)(a)	$—	$—	$(183)	$2,032
Less: capital expenditures	(152)	—		—	—	(44)	(196)

Free cash flow	$2,094	$(31)		$—	$—	$(227)	$1,836

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$13	$—		$—	$—	$(13)	$—
Cash transfers to QSI (2)	(243)	—		—	—	243	—

Net cash transfers	$(230)	$—		$—	$—	$230	$—

(1)	Cash from sale of equity investments.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended March 29, 2009
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP
Net cash provided (used) by operating activities	$1,359	$(16	)(a)	$—	$—	$(80)	$1,263
Less: capital expenditures	(206)	—		—	—	(28)	(234)

Free cash flow	$1,153	$(16)		$—	$—	$(108)	$1,029

	Six Months Ended March 29, 2009
		Share-Based		Tax	In-Process
	Pro Forma	Compensation		Items	R&D	QSI	GAAP
Net cash provided (used) by operating activities	$4,988	$(32	)(a)	$—	$—	$(192)	$4,764
Less: capital expenditures	(415)	—		—	—	(53)	(468)

Free cash flow	$4,573	$(32)		$—	$—	$(245)	$4,296

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 16 of 19
Qualcomm Incorporated
Reconciliation of Diluted EPS Guidance
THIRD FISCAL QUARTER

	Q3 FY09	Current Guidance
	Results	Q3 FY10 Estimates
Pro Forma
Diluted earnings per share (EPS)	$0.54	$0.51 - $0.55
Year-over-year change		decrease 6% - increase 2%

GAAP
Diluted EPS	$0.44	$0.40 - $0.44
Year-over-year change		decrease 9% - even
Diluted EPS attributable to QSI	($0.02)	($0.02)
Diluted EPS attributable to share-based compensation	($0.08)	($0.07)
Diluted EPS attributable to certain tax items	$0.00	($0.02)
Diluted EPS attributable to in-process R&D	$0.00	N/A
FISCAL YEAR

	FY 2009	Current Guidance
	Results	FY 2010 Estimates
Pro Forma
Diluted EPS	$1.31	$2.21 - $2.32
Year-over-year change		increase 69% - 77%
GAAP
Diluted EPS	$0.95	$1.71 - $1.82
Year-over-year change		increase 80% - 92%
Diluted EPS attributable to QSI	($0.15)	($0.15)
Diluted EPS attributable to share-based compensation	($0.27)	($0.27)
Diluted EPS attributable to certain tax items	$0.07	($0.08)
Diluted EPS attributable to in-process R&D	$0.00	N/A
N/A - Not applicable

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 17 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	March 28,	September 27,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$2,553	$2,717
Marketable securities	8,603	8,352
Accounts receivable, net	680	700
Inventories	402	453
Deferred tax assets	204	149
Other current assets	210	199

Total current assets	12,652	12,570
Marketable securities	7,057	6,673
Deferred tax assets	1,376	843
Property, plant and equipment, net	2,374	2,387
Goodwill	1,483	1,492
Other intangible assets, net	3,093	3,065
Other assets	462	415

Total assets	$28,497	$27,445

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$545	$636
Payroll and other benefits related liabilities	368	480
Unearned revenues	592	441
Income taxes payable	764	29
Other current liabilities	1,061	1,227

Total current liabilities	3,330	2,813
Unearned revenues	3,687	3,464
Other liabilities	760	852

Total liabilities	7,777	7,129

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at March 28, 2010 and September 27, 2009	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,640 and 1,669 shares issued and outstanding at March 28, 2010 and September 27, 2009, respectively	—	—
Paid-in capital	7,613	8,493
Retained earnings	12,287	11,235
Accumulated other comprehensive income	820	588

Total stockholders’ equity	20,720	20,316

Total liabilities and stockholders’ equity	$28,497	$27,445

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 18 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009

Revenues:
Equipment and services	$1,595	$1,412	$3,257	$2,835
Licensing and royalty fees	1,068	1,043	2,076	2,137

Total revenues	2,663	2,455	5,333	4,972

Operating expenses:
Cost of equipment and services revenues	809	738	1,624	1,493
Research and development	648	604	1,244	1,207
Selling, general and administrative	430	375	810	789
Litigation settlement, patent license and other related items	—	748	—	748

Total operating expenses	1,887	2,465	3,678	4,237

Operating income (loss)	776	(10)	1,655	735

Investment income (loss), net	189	(91)	361	(385)

Income (loss) before income taxes	965	(101)	2,016	350
Income tax expense	(191)	(188)	(401)	(298)

Net income (loss)	$774	$(289)	$1,615	$52

Basic earnings (loss) per common share	$0.47	$(0.18)	$0.97	$0.03

Diluted earnings (loss) per common share	$0.46	$(0.18)	$0.96	$0.03

Shares used in per share calculations:
Basic	1,662	1,651	1,667	1,652

Diluted	1,678	1,651	1,685	1,665

Dividends per share paid	$0.17	$0.32	$0.34	$0.32

Dividends per share announced	$0.17	$0.16	$0.34	$0.32

Qualcomm Announces Second Quarter Fiscal 2010 Results	Page 19 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 28,	March 29,	March 28,	March 29,
	2010	2009	2010	2009
Operating Activities:
Net income (loss)	$774	$(289)	$1,615	$52
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	167	154	329	306
Revenues related to non-monetary exchanges	(31)	(29)	(68)	(57)
Income tax provision (less than) in excess of income tax payments	(38)	121	(6)	166
Non-cash portion of share-based compensation expense	153	140	304	285
Incremental tax benefit from stock options exercised	(18)	(16)	(31)	(32)
Net realized (gains) losses on marketable securities and other investments	(80)	—	(182)	33
Impairment losses on marketable securities and other investments	16	209	73	601
Other items, net	(8)	(5)	(4)	(20)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(52)	108	35	2,824
Inventories	(49)	48	52	113
Other assets	(38)	(11)	(70)	(30)
Trade accounts payable	145	89	(81)	(103)
Payroll, benefits and other liabilities	(115)	764	(239)	710
Unearned revenues	(33)	(20)	305	(84)

Net cash provided by operating activities	793	1,263	2,032	4,764

Investing Activities:
Capital expenditures	(108)	(234)	(196)	(468)
Purchases of available-for-sale securities	(2,382)	(1,710)	(4,480)	(4,296)
Proceeds from sale of available-for-sale securities	2,228	1,088	4,241	2,461
Cash received for partial settlement of investment receivables	25	115	33	317
Other investments and acquisitions, net of cash acquired	(22)	(26)	(28)	(40)
Change in collateral held under securities lending	—	11	—	173
Other items, net	4	10	3	6

Net cash used by investing activities	(255)	(746)	(427)	(1,847)

Financing Activities:
Proceeds from issuance of common stock	332	75	484	101
Incremental tax benefit from stock options exercised	18	16	31	32
Repurchase and retirement of common stock	(1,715)	—	(1,715)	(285)
Dividends paid	(279)	(528)	(563)	(528)
Change in obligations under securities lending	—	(11)	—	(173)
Other items, net	—	(2)	(1)	(3)

Net cash used by financing activities	(1,644)	(450)	(1,764)	(856)

Effect of exchange rate changes on cash	(1)	(1)	(5)	(9)

Net (decrease) increase in cash and cash equivalents	(1,107)	66	(164)	2,052
Cash and cash equivalents at beginning of period	3,660	3,826	2,717	1,840

Cash and cash equivalents at end of period	$2,553	$3,892	$2,553	$3,892